Exhibit 99.1

For Immediate Release

SAES Getters and Memry Corporation Announce
Merger Agreement; SAES to Acquire 100% of Memry
Stock for $2.51 Per Share

MILAN, ITALY and BETHEL, CONN. - June 24, 2008 -- SAES Getters S.p.A., Italian Group, a world leader in a variety of scientific and industrial applications where stringent vacuum conditions or ultra-pure gases are required, and Memry Corporation (AMEX: MRY), an American Stock Exchange listed company focused on high-value engineering of nitinol-based and polymer-based next generation products for the medical device industry, announced today that they have agreed on a merger plan, which has been unanimously approved by the boards of directors of both companies.

The transaction is valued at approximately $77.7 million. SAES Getters will acquire 100% of the equity of Memry Corporation. All Memry shareholders will be entitled to receive $2.51 in cash per share for each share of common stock. The price per share represents a premium of approximately 73% based on Memry’s closing price as of June 23, 2008. Following completion of the transaction, Memry shares will be delisted from the American Stock Exchange. Memry was advised by the investment banking firm of Covington Associates LLC and the law firm of Finn Dixon & Herling LLP. SAES Getters was advised by the law firm of Nixon Peabody LLP.

The acquisition will be effected through a newly-formed Delaware company (wholly-owned subsidiary of SAES Getters International Luxembourg S.A.), which will be merged with and into Memry Corporation.

Headquartered in Connecticut (with one plant in Bethel and one in Dayville) and with two manufacturing facilities in Menlo Park, California, Memry is a leading provider of design support, engineering, development and manufacturing services to the medical device industry and other industries using the company’s proprietary technologies. Memry is a technical leader in the fields of shape memory alloys and sophisticated polymer extrusion. The company’s major products include stent components, catheter components, laparoscopic sub-assemblies and complex multi-lumen, multi-layer extrusions used for guidewires, catheter shafts and other delivery systems. The company employs approximately 350 people.

In fiscal year 2007 ended June 30, 2007, Memry Corporation reported revenues of $51.7 million, a gross margin of $16.6 million, an operating income equal to $1.3 million and net income of $0.3 million. EBITDA was equal to $4.2 million and adjusted EBITDA was $6.5 million. For the first nine months of fiscal year 2008 ended on March 31, 2008, Memry Corporation reported revenues of $41.3 million. Gross profit was $13.8 million; operating income was $1.3 million and net income was $0.8 million. EBITDA was equal to $3.7 million while the adjusted EBITDA was $5.4 million.

The company is substantially debt-free.

Completion of the transaction, which is expected to close in September 2008, is subject to shareholder approval, certain regulatory clearance and the completion of other customary conditions. In connection with the merger, holders of approximately 20% of the outstanding shares of Memry have agreed to vote in favor of the transaction.

Approximately 40% of the acquisition will be funded through operating cash flow with the balance through a bank loan guaranteed by SAES Getters S.p.A.

Massimo della Porta, SAES Getters chief executive officer, said, “We are very excited by this acquisition, a significant step forward in our announced strategy of growth and diversification in the advanced materials market. SAES Getters has long been committed to growth, both organic and inorganic. With the acquisition of Memry, a new leading player will now be competing in the shape memory alloy medical device market, which is strongly anti-cyclical compared with the ups and downs of the world economy. This will be an excellent complement to our traditional business, granting us the possibility of exploiting technical, scientific and operating synergies as well as leveraging our international network. This market shows significant growth rates in the U.S. and in the rest of the world, where the strong international network of SAES has been successfully competing for years. Memry owns a range of leading edge technologies that perfectly integrate with SAES Getters activities in the shape memory alloy sector for industrial applications, which will accelerate our expansion in this field. SAES Getters is strongly committed to building our advanced materials business. To achieve this goal, we expect the contributions and expertise of the management and employees of Memry will be significant.”

Robert Belcher, CEO of Memry Corporation, said, “After extensive analysis, we have concluded that this merger is the best way for our shareholders to realize an appropriate value for their shares. We see extensive synergies with SAES Getters and we believe that SAES is the ideal firm to acquire Memry. SAES already has a substantial investment in shape memory alloys and is seeking to expand their position in advanced materials. Memry is a leader in two material technologies; shape memory alloys and polymer extrusion. SAES Getters Group has been firmly established in the U.S. market since the 1960’s and now has five operating companies around the country. Memry will benefit from the strong international network of SAES Getters as it consolidates its presence in the U.S. market and continues to substantially grow internationally. This is why we feel this is such an excellent fit for our customers, our employees and our shareholders.”

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About SAES Getters Group
Pioneering the development of getter technology, the SAES Getters Group is the world leader in a variety of scientific and industrial applications where stringent vacuum conditions or ultra-pure gases are required. For over 60 years its getter solutions have been supporting innovation in the information display and lamp industries, in technologies spanning from large vacuum power tubes to miniaturized silicon-based micromechanical devices, as well as in sophisticated high vacuum systems and in vacuum thermal insulation. The Group also holds a leading position in ultra pure gas handling for the semiconductor and other hi-tech markets.
Starting in 2004, by leveraging the core competencies in special metallurgy and materials science, the SAES Getters Group has expanded its business into advanced material markets, with the introduction of new optical crystal and shape memory alloy.
A total production capacity distributed at 12 manufacturing plants across 3 continents, a worldwide-based sales & service network, more than 900 employees allow the Group to combine multicultural skills and expertise to form a truly global enterprise.
SAES Getters is headquartered in the Milan area (Italy) and has been listed on the Italian Stock Exchange Market, STAR segment, since 1986.

About Memry Corporation
Memry Corporation provides design, engineering, development and manufacturing services to the medical device and other industries using the company’s proprietary shape memory alloy and polymer extrusion technologies. Medical device products include stent components, catheter components, guidewires, laparoscopic surgical sub-assemblies and orthopedic instruments as well as complex, multi-lumen, multi-layer polymer extrusions used for guidewires, catheters, delivery systems and various other high-end interventional medical devices. Detailed information about Memry Corporation can be found at http://www.memry.com.

For more information, please contact:

Emanuela Foglia
Investor Relations Manager
Tel +39 02 93178 273
E-mail: investor_relations@saes-group.com
Website: www.saesgetters.com

Giancamillo Mazzeri
Group Marketing and Communication Manager
Tel. +39 02 93178 208
E-mail: giancamillo_mazzeri@saes-group.com

An investment profile on Memry may be found at http://www.hawkassociates.com/mryprofile.aspx

For more information on Memry, contact CFO Richard F. Sowerby at 203-739-1100, e-mail: Richard_Sowerby@Memry.com: or Julie Marshall or Frank Hawkins, Hawk Associates, at 305-451-1888, e-mail: memry@hawkassociates.com. Detailed information about Memry Corporation can be found at http://www.memry.com. Copies of Memry Corporation press releases, SEC filings, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com. To receive e-mail notification of future Memry news releases, sign up at http://www.hawkassociates.com/email.aspx.

Forward-Looking Statements

SAES GETTERS
This news release contains forward-looking statements which are based upon current expectations and involve a number of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company. These factors include the Company’s ability to introduce new products at planned costs and on planned schedules, the Company’s ability to maintain key client relationships and the environments of the various economies in the countries the Company conducts business. The Company cautions that the foregoing list of important factors is not exclusive. The Company undertakes no obligation to publicly release the result of any revision to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

MEMRY CORPORATION
This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the company’s control, which may cause actual results, performance or achievements of the company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the company’s most recent 10-K and other periodic filings with the Securities and Exchange Commission. In this release, the company refers to EBITDA and Adjusted EBITDA, financial measures that are not recognized under accounting principles generally accepted in the United States of America (GAAP). The company defines EBITDA as earnings before income taxes, interest expense, net, depreciation and amortization. The company defines Adjusted EBITDA as EBITDA further adjusted to exclude material non-cash items and items that may be infrequent in occurrence or, in management’s view, not indicative of the company’s continuing operating performance and cash flows. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income, operating income, cash flows from operations or other traditional indications of a company’s operating performance or liquidity that are derived in accordance with GAAP. In addition, the company’s calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures being disclosed by other companies, limiting their usefulness as comparative measures. The company discloses EBITDA and Adjusted EBITDA as each is a commonly referred to financial metric used in the investing community to evaluate the performance of companies in our industry. The company believes that disclosure of EBITDA and Adjusted EBITDA is helpful to those reviewing its performance, as EBITDA and Adjusted EBITDA provide information on the company’s ability to meet debt service, capital expenditure and working capital requirements, and management believes that EBITDA and Adjusted EBITDA are also useful indicators of the company’s operating performance. We present Adjusted EBITDA as a percentage of revenues because management believes it is a useful indicator of the company’s operating performance.